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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Titan Exploration, Inc.

     We consent to the use of our report dated March 5, 1999 on the consolidated financial statements of Titan Exploration, Inc. and subsidiaries as of December 31, 1998 and 1997 and each of the years in the three-year period ended December 31, 1998 and our report on the 1996 Acquisition for the years ended December 31, 1995, 1994 and 1993, each incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                          KPMG LLP

Midland, Texas

June 1, 1999